Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Second Quarter Results
Significant Progress on Strategic Plan to Simplify and Delever Business Model

SAN JOSE, Calif., July 30, 2018 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its second quarter ended July 1, 2018.

Second Quarter Highlights

•	Exceeded Non-GAAP Revenue, Margin and Adjusted EBITDA forecasts

•	Year over year Distributed Generation (DG) volume growth of 45%, US residential up 15%

•	Strong continued interest in Helix commercial storage application - 35% attach rate

•	Record bookings quarter for SunPower Solutions group - shipments rose 37% sequentially

•	Increasing focus on Next Generation Technology (NGT) scale-up, volume production planned in Q4'18

•	$369.2 million non-cash impairment of legacy manufacturing assets

($ Millions, except percentages and per-share data)	2nd Quarter 2018	1st Quarter 2018	2nd Quarter 2017[3]
GAAP revenue	$449.1	$391.9	$328.0
GAAP gross margin[4]	(69.1)%	2.6%	4.9%
GAAP net loss[4]	$(447.1)	$(116.0)	$(90.5)
GAAP net loss per diluted share[4]	$(3.17)	$(0.83)	$(0.65)
Non-GAAP revenue[1]	$447.2	$398.9	$341.5
Non-GAAP gross margin[1,2]	11.7%	6.5%	12.2%
Non-GAAP net income (loss)[1,2]	$(1.9)	$(28.2)	$(49.3)
Non-GAAP net income (loss) per diluted share[1,2]	$(0.01)	$(0.20)	$(0.35)
Adjusted EBITDA[1,2]	$58.6	$32.3	$13.5
Net Debt	$1,082.6	$1,347.3	$1,466.0
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Excludes polysilicon costs related to its above market polysilicon contracts.
3The company adopted the new revenue recognition standard effective January 1, 2018. The prior periods presented here have been restated to reflect adoption of the new standard.
4Includes impairment charges of approximately $369.2 million for legacy manufacturing assets of which $355.1 million is recorded in GAAP gross margin.

“Strong customer demand in our global DG business, combined with our continuing cost control initiatives, enabled us to exceed our forecasts for the quarter,” said Tom Werner, SunPower CEO and chairman of the board. “We also made significant progress on our previously announced efforts to delever our balance sheet and simplify our business model with the monetization of our ownership stake in 8point3 Energy Partners and the planned sale of our microinverter assets to Enphase, as previously announced. Strategically, we remain committed to achieving sustainable profitability, scaling our NGT and improving cash flow.

“We expect to transition to our new upstream and downstream segmentation by the first quarter of 2019. This decision will allow us to focus our downstream efforts on the higher-margin U.S. DG business while growing global sales of our upstream solar panel business through our SunPower Solutions group. Also, this structure will provide the resources to invest in those areas that offer the highest differentiation and growth potential including our industry-leading NGT cell and panel technology, solar-plus-storage solutions, as well as expanding our grid-services offerings,” concluded Werner.

“Demand for our industry-leading solutions, as well as the prudent management of our expenses, enabled us to surpass our forecasts,” said Manavendra Sial, SunPower chief financial officer. “We were also pleased with the completion of the first phase of our asset monetization strategy as we expect these transactions, as well as others, will provide us with the resources we need to invest in our core growth opportunities that especially enhance our DG business. Additionally, in preparation for our new segmentation, we successfully implemented several lean corporate expense initiatives which will streamline our decision-making processes and reduce future corporate run rate costs. With our cash flow focused strategy, improved balance sheet and the benefits of the transition to our new segmentation in the fourth quarter, we are well positioned to achieve our financial goals this year.”

Also, the company continues to execute on its technology roadmaps, including the ramp of its NGT cell and panel technology which is ahead of plan. As a result of this progress the company has made the decision to transition its existing interdigitated back contact (IBC) capacity to NGT cell and panel technology. Accordingly, the company expects to upgrade certain equipment associated with its manufacturing operations for the production of NGT over the next several years. In connection with this evaluation, and other factors, the company recognized non-cash impairment charges of approximately $369.2 million in the second quarter related to the value of its legacy manufacturing assets. Additionally, SunPower remains committed to expanding its U.S. manufacturing footprint and is continuing to work to complete its planned acquisition of SolarWorld Americas. Following closing, which is subject to certain conditions, the company plans to manufacture its proprietary P-Series technology at the SolarWorld Americas Oregon plant.

Second quarter fiscal year (FY) 2018 non-GAAP results exclude net adjustments that, in the aggregate, improved non-GAAP earnings by $445.2 million, including $369.2 million related to the impairment of property, plant and equipment, $50.4 million related to impairment of residential lease assets, $16.7 million related to cost of above market polysilicon, $6.6 million related to stock-based compensation expense, $4.2 million related to sale-leaseback transactions, $3.5 million related to restructuring expense, $2.4 million related to intangibles, and $1.1 million related to tax effect, partially offset by $8.3 million related to 8point3 Energy Partners tax indemnifications and $0.6 million related to utility and power plant projects.

Financial Outlook

The company's third quarter and FY 2018 GAAP and non-GAAP guidance reflects the impact related to the section 201 trade case.

The company’s third quarter GAAP guidance is as follows: revenue of $425 million to $475 million, gross margin of negative 1.0 percent to positive 1.0 percent and a net loss of $215 million to $195 million. Third quarter 2018 GAAP guidance includes the impact of revenue and timing deferrals due to sale-leaseback transactions as well as charges related to the company’s restructuring initiatives. On a non-GAAP basis, the company expects revenue of $450 million to $500 million, gross margin of 6 percent to 8 percent, Adjusted EBITDA of negative $10 million to positive $10 million and megawatts (MW) deployed in the range of 400 MW to 430 MW. Third quarter guidance excludes the impact of the company's proposed acquisition of SolarWorld Americas as well as the potential financial impact of timing differences related to its previously announced proposed asset sales. Additionally, third quarter Adjusted EBITDA guidance assumes an approximate $10 million inventory charge related to the company's second quarter impairment of legacy manufacturing assets.

For FY 2018, the company now expects Adjusted EBITDA to be in the range of $95 million to $125 million compared to its previous guidance of $75 million to $125 million. Additionally, as a result of the asset impairment charge in the second quarter of 2018, the company expects its FY 2018 GAAP net loss to be in the range of $830 million to $860 million. The balance of the company’s FY 2018 non-GAAP guidance remains unchanged.

The company will host a conference call for investors this afternoon to discuss its second quarter 2018 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second quarter 2018 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate MW on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our plans and expectations regarding manufacturing expansion, production goals and production ramps, including the timing of our planned ramp of NGT production, and cost reduction efforts; (b) our plans to delever our balance sheet, simplify our business model, achieve sustainable profitability, provide corporate transparency, streamline decision making, and the impact of these initiatives on our liquidity, financial performance, cash flow, and operating expenses; (c) our plans to invest in technologies and strategic initiatives and allocate resources; (d) our ability to successfully complete key strategic transactions, including the sale of our remaining power plant development assets, our planned monetization of our lease portfolio and associated accounting charges, the sale of our microinverter business, and our expectations regarding the timing and proceeds of such transactions, and their impact on our financial statements; (e) our plans to align into upstream and downstream business units and transition our segmentation accordingly, and the timing and financial impacts of such plans; (f) our strategic goals and plans, and our ability to achieve them, including our plans to expand of our U.S. distributed generation and SunPower Solutions business lines, and our ability to meet global demand; (g) our expectations and plans regarding product focus, growth and market share, profitability, margins, and financial performance in each of our business lines;(h) our ability to fund our planned growth initiatives; (i) the effect of our corporate initiatives to streamline decision-making and reduce costs; (j) our positioning for future success, long-term competitiveness, and our ability to achieve our financial goals; (k) our plans and expectations with respect to acquisition and expansion activities, including the planned SolarWorld Americas acquisition and the planned sale of our microinverter assets to Enphase; (l) our third quarter fiscal 2018 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, including related assumptions; and (m) fiscal year 2018 guidance, including Adjusted EBITDA, including related assumptions and projected year over year growth. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) changes in public policy, including the imposition and applicability of tariffs pursuant to the Section 201 trade action and the process for exemptions; (4) regulatory changes and the availability of economic incentives promoting use of solar energy; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges in executing transactions key to our strategic plans; and (10) our ability to successfully implement actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring plan and associated initiatives, including plans to sell projects, monetize assets, and streamline our business and focus.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2018 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.
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SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 1, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$256,689	$435,097
Restricted cash and cash equivalents, current portion	36,941	43,709
Accounts receivable, net	205,795	204,966
Contract assets	70,449	35,074
Inventories	368,407	352,829
Advances to suppliers, current portion	83,771	30,689
Project assets - plants and land, current portion	76,347	103,063
Prepaid expenses and other current assets	121,348	146,209
Total current assets	1,219,747	1,351,636

Restricted cash and cash equivalents, net of current portion	70,970	65,531
Restricted long-term marketable securities	5,838	6,238
Property, plant and equipment, net	757,071	1,147,845
Solar power systems leased and to be leased, net	359,095	369,218
Advances to suppliers, net of current portion	117,096	185,299
Long-term financing receivables, net	379,076	330,672
Other intangible assets, net	20,878	25,519
Other long-term assets	140,039	546,698
Total assets	$3,069,810	$4,028,656

Liabilities and Equity
Current liabilities:
Accounts payable	$349,819	$406,902
Accrued liabilities	196,405	229,208
Contract liabilities, current portion	91,794	104,286
Short-term debt	58,194	58,131
Convertible debt, current portion	—	299,685
Total current liabilities	696,212	1,098,212

Long-term debt	463,696	430,634
Convertible debt, net of current portion	817,405	816,454
Contract liabilities, net of current portion	148,182	171,610
Other long-term liabilities	799,339	804,122
Total liabilities	2,924,834	3,321,032

Redeemable noncontrolling interests in subsidiaries	14,335	15,236

Equity:
Preferred stock	—	—

Common stock	141	140
Additional paid-in capital	2,455,813	2,442,513
Accumulated deficit	(2,232,988)	(1,669,897)
Accumulated other comprehensive loss	(1,676)	(3,008)
Treasury stock, at cost	(186,439)	(181,539)
Total stockholders' equity	34,851	588,209
Noncontrolling interests in subsidiaries	95,790	104,179
Total equity	130,641	692,388
Total liabilities and equity	$3,069,810	$4,028,656

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Revenue:
Residential	$205,181	$169,432	$155,806	$374,613	$290,500
Commercial	127,872	123,336	91,826	251,208	197,272
Power Plant	116,044	99,120	80,349	215,164	169,304
Total revenue	449,097	391,888	327,981	840,985	657,076
Cost of revenue:
Residential	254,451	141,390	130,143	395,841	250,063
Commercial	229,013	118,023	88,616	347,036	194,216
Power Plant	275,848	122,227	93,055	398,075	242,214
Total cost of revenue	759,312	381,640	311,814	1,140,952	686,493
Gross profit (loss)	(310,215)	10,248	16,167	(299,967)	(29,417)
Operating expenses:
Research and development	31,210	18,891	19,754	50,101	40,269
Selling, general and administrative	64,719	65,130	68,703	129,849	136,106
Restructuring charges	3,504	11,177	4,969	14,681	14,759
Impairment of residential lease assets	68,269	49,092	—	117,361	—
Total operating expenses	167,702	144,290	93,426	311,992	191,134
Operating loss	(477,917)	(134,042)	(77,259)	(611,959)	(220,551)
Other income (expense), net:
Interest income	664	529	387	1,193	1,325
Interest expense	(26,718)	(25,106)	(22,505)	(51,824)	(43,407)
Other, net	36,624	15,794	(14,684)	52,418	(88,772)
Other income (expense), net	10,570	(8,783)	(36,802)	1,787	(130,854)
Loss before income taxes and equity in earnings (losses) of unconsolidated investees	(467,347)	(142,825)	(114,061)	(610,172)	(351,405)
Provision for income taxes	(3,081)	(2,628)	(2,353)	(5,709)	(4,384)
Equity in earnings (losses) of unconsolidated investees	(13,415)	(2,144)	6,837	(15,559)	9,325
Net loss	(483,843)	(147,597)	(109,577)	(631,440)	(346,464)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	36,726	31,623	19,062	68,349	36,223
Net loss attributable to stockholders	$(447,117)	$(115,974)	$(90,515)	$(563,091)	$(310,241)

Net loss per share attributable to stockholders:
- Basic	$(3.17)	$(0.83)	$(0.65)	$(4.01)	$(2.23)
- Diluted	$(3.17)	$(0.83)	$(0.65)	$(4.01)	$(2.23)
Weighted-average shares:
- Basic	140,926	140,212	139,448	140,569	139,175
- Diluted	140,926	140,212	139,448	140,569	139,175

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Cash flows from operating activities:
Net loss	$(483,843)	$(147,597)	$(109,577)	$(631,440)	$(346,464)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,568	39,833	44,424	78,401	85,671
Stock-based compensation	6,644	7,053	8,606	13,697	15,981
Non-cash interest expense	3,819	4,443	4,777	8,262	7,735
Dividend from 8point3 Energy Partners LP	(1,452)	5,399	7,409	3,947	14,601
Equity in (earnings) losses of unconsolidated investees	13,414	2,144	(6,836)	15,559	(9,325)
Gain on sale of equity method investment	(34,449)	(15,576)	—	(50,025)	—
Deferred income taxes	1,775	(344)	1,058	1,431	1,285
Impairment of equity method investment	—	—	8,607	—	81,571
Impairment of property, plant and equipment	369,168	—	—	369,168	—
Impairment of residential lease assets	68,269	49,092	—	117,361	—
Other, net	(3,415)	972	(617)	(2,443)	4,160
Changes in operating assets and liabilities:
Accounts receivable	(17,957)	13,924	(23,169)	(4,033)	27,482
Contract assets	(11,814)	(23,561)	(2,220)	(35,375)	10,181
Inventories	(41,654)	(34,195)	(36,440)	(75,849)	(76,444)
Project assets	(9,398)	20,484	(105,957)	11,086	(73,697)
Prepaid expenses and other assets	23,423	10,885	52,101	34,308	85,365
Long-term financing receivables, net	(71,042)	(38,114)	(31,821)	(109,156)	(62,405)
Advances to suppliers	9,973	5,149	19,081	15,122	32,782
Accounts payable and other accrued liabilities	20,713	(100,156)	5,296	(79,444)	(193,612)
Contract liabilities	(2,822)	(33,097)	3,479	(35,919)	106,441
Net cash used in operating activities	(122,080)	(233,262)	(161,799)	(355,342)	(288,692)
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,503)	(8,859)	(17,246)	(25,362)	(45,123)

Cash paid for solar power systems, leased and to be leased	(14,901)	(23,787)	(22,811)	(38,688)	(41,028)
Cash paid for solar power systems	(832)	(2,604)	(3,407)	(3,436)	(8,012)
Dividend from equity method investees	10,258	2,694	1,421	12,952	1,421
Proceeds from sale of equity method investment	390,484	27,282	—	417,766	—
Cash paid for investments in unconsolidated investees	(7,712)	(6,349)	(1,461)	(14,061)	(11,603)
Net cash provided by (used in) investing activities	360,794	(11,623)	(43,504)	349,171	(104,345)
Cash flows from financing activities:
Proceeds from bank loans and other debt	66,665	49,794	90,637	116,459	201,400
Repayment of 0.75% debentures due 2018, bank loans and other debt	(368,475)	(51,052)	(99,913)	(419,527)	(228,940)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	34,422	32,687	10,062	67,109	30,642
Repayment of non-recourse residential financing	(6,118)	(3,781)	(1,726)	(9,899)	(3,024)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	36,564	36,726	47,595	73,290	96,625
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(7,160)	(5,422)	(4,691)	(12,582)	(8,454)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	13,182	9,104	104,843	22,286	226,661
Repayment of non-recourse power plant and commercial financing	(3,788)	(890)	(3,057)	(4,678)	(32,021)
Purchases of stock for tax withholding obligations on vested restricted stock	(374)	(4,526)	(153)	(4,900)	(4,215)
Net cash (used in) provided by financing activities	(235,082)	62,640	143,597	(172,442)	278,674
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(1,601)	477	386	(1,124)	1,174
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	2,031	(181,768)	(61,320)	(179,737)	(113,189)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	362,569	544,337	462,343	544,337	514,212

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$364,600	$362,569	$401,023	$364,600	$401,023

Non-cash transactions:
Transaction fees funded by liability related to the sale of equity method investees	$3,911	$—	$—	$3,911	$—
Costs of solar power systems, leased and to be leased, sourced from existing inventory	$7,286	$14,354	$14,078	$21,640	$27,467
Costs of solar power systems, leased and to be leased, funded by liabilities	$5,166	$5,835	$7,016	$5,166	$7,016
Costs of solar power systems under sale-leaseback financing arrangements, sourced from project assets	$5,789	$9,791	$2,702	$15,580	$55,619
Property, plant and equipment acquisitions funded by liabilities	$15,954	$17,218	$40,669	$15,954	$40,669
Contractual obligations satisfied with inventory	$23,364	$17,517	$—	$40,881	$6,668
Assumption of debt by buyer upon sale of equity interest	$—	$27,321	$—	$27,321	$—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross profit/margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross profit/margin includes adjustments relating to impairment of property, plant and equipment, impairment of residential lease assets, cost of above-market polysilicon, stock-based compensation, amortization of intangible assets, depreciation of idle equipment, and non-cash interest expense, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to restructuring expense, IPO-related costs, the tax effect of these non-GAAP adjustments, and other items, each as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

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8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% (since reduced to 36.5% via a secondary issuance of shares in fiscal 2016) stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 previously based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. Prior to the adoption of ASC 606, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. The company adopted ASC 606 on January 1, 2018, using the full retrospective method, which required the company to restate each prior period presented. The company recorded a material amount of deferred profit associated with projects sold to 8point3 in 2015, the majority of which had previously been deferred under real estate accounting. Accordingly, the company's carrying value in the 8point3 materially increased upon adoption which required the company to evaluate its investment in 8point3 for other-than-temporary impairment ("OTTI"). In accordance with such evaluation, the company recognized a non-cash impairment charge on the 8point3 investment balance in the prior periods that were affected. On June 19, 2018, the company sold its equity interest in 8point3.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligations and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Prior to the adoption of ASC 606, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Under ASC 606, such projects are accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than previous GAAP. Over the life of each project, cumulative revenue and gross profit will eventually be equivalent under both ASC 606 and non-GAAP once these projects are completed.

•
Sale-leaseback transactions. The company includes adjustments primarily related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

•
Impairment of property, plant, and equipment. In the second quarter of fiscal 2018, the company announced its proposed plan to change the corporate structure into the Upstream business unit and Downstream business unit, and long-term strategy to replace IBC technology to NGT. Accordingly, the company expects to upgrade the equipment associated with our manufacturing operations for the production of NGT over the next several years. In connection with these events, the company determined indicators of impairment existed and therefore performed an evaluation of the recoverability of the asset group. In accordance with such evaluation, the company recognized a non-cash impairment charge on its property, plant and equipment. Such asset impairment is excluded from the company’s segment results as it is non-cash in nature and not reflective of ongoing segment results.

•
Impairment of residential lease assets. In the fourth quarter of fiscal 2017, the company made the decision to sell or refinance its interest in the residential lease portfolio and as a result of this triggering event, determined it was necessary to evaluate the potential for impairment in its ability to recover the carrying amount of the residential lease portfolio. In accordance with such evaluation, the company recognized a non-cash impairment charge on its solar power systems leased and to be leased and an allowance for losses related financing receivables. In connection with the impairment loss, the carrying values of the company's solar power systems leased and to be leased were reduced which resulted in lower depreciation charges. Such asset impairment and its corresponding depreciation savings are excluded from the company’s segment results as they are non-cash in nature and not reflective of ongoing segment results.

•
Cost of above-market polysilicon. The company has entered into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in select legacy supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed current market prices. Additionally, in order to reduce inventory and improve working capital, the company has periodically elected to sell polysilicon inventory in the marketplace at prices below the company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of a company's past operating performance.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Depreciation of idle equipment. In the fourth quarter of 2017, the company changed the deployment plan for its next generation of solar cell technology, and revised its depreciation estimates to reflect the use of certain assets over its shortened useful life. Such asset depreciation is excluded from the company's non-GAAP financial measures as it is non-cash in nature and not reflective of ongoing operating results. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without such charges.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
GAAP revenue	$449,097	$391,888	$327,981	$840,985	$657,076
Adjustments based on IFRS:
8point3	(8,337)	—	8,126	(8,337)	13,644
Utility and power plant projects	(1,301)	(2,043)	1,451	(3,344)	42,847
Sale-leaseback transactions	7,695	9,103	3,927	16,798	57,405
Non-GAAP revenue	$447,154	$398,948	$341,485	$846,102	$770,972

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
GAAP gross profit (loss)	$(310,215)	$10,248	$16,167	$(299,967)	$(29,417)
Adjustments based on IFRS:
8point3	(8,337)	—	(831)	(8,337)	(507)
Utility and power plant projects	(569)	(268)	3,147	(837)	45,838
Sale-leaseback transactions	(359)	(3,039)	(2,270)	(3,398)	(5,414)
Other adjustments:
Impairment of property, plant and equipment	355,106	—	—	355,106	—
Impairment of residential lease assets	(4,151)	(3,853)	—	(8,004)	—
Cost of above-market polysilicon	16,669	18,700	21,826	35,369	51,641
Stock-based compensation expense	1,627	1,057	1,052	2,684	2,236
Amortization of intangible assets	2,443	2,492	2,567	4,935	5,134
Depreciation of idle equipment	—	721	—	721	—
Non-cash interest expense	—	—	10	—	20
Non-GAAP gross profit	$52,214	$26,058	$41,668	$78,272	$69,531

GAAP gross margin (%)	(69.1)%	2.6%	4.9%	(35.7)%	(4.5)%
Non-GAAP gross margin (%)	11.7%	6.5%	12.2%	9.3%	9.0%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
GAAP net loss attributable to stockholders	$(447,117)	$(115,974)	$(90,515)	$(563,091)	$(310,241)
Adjustments based on IFRS:
8point3	(8,308)	(177)	(1,691)	(8,485)	76,007
Utility and power plant projects	(569)	(268)	3,147	(837)	45,838
Sale-leaseback transactions	4,187	1,373	(38)	5,560	(1,747)
Other adjustments:
Impairment of property, plant and equipment	369,168	—	—	369,168	—
Impairment of residential lease assets	50,360	45,139	—	95,499	—
Cost of above-market polysilicon	16,669	18,700	21,826	35,369	51,641
Stock-based compensation expense	6,643	8,758	8,606	15,401	15,981
Amortization of intangible assets	2,443	2,492	4,227	4,935	7,253
Depreciation of idle equipment	—	721	—	721	—
Non-cash interest expense	23	22	35	45	70
Restructuring expense	3,504	11,177	4,969	14,681	14,759
IPO-related costs	—	—	(196)	—	(82)
Tax effect	1,072	(170)	350	902	863
Non-GAAP net income (loss) attributable to stockholders	$(1,925)	$(28,207)	$(49,280)	$(30,132)	$(99,658)

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(447,117)	$(115,974)	$(90,515)	$(563,091)	$(310,241)
Non-GAAP net income (loss) available to common stockholders[1]	$(1,925)	$(28,207)	$(49,280)	$(30,132)	$(99,658)

Denominator:
GAAP weighted-average shares	140,926	140,212	139,448	140,569	139,175
Effect of dilutive securities:
Stock options	—	—	—	—	—
Restricted stock units	—	—	—	—	—
Upfront Warrants (held by Total)	—	—	—	—	—
Warrants (under the CSO2015)	—	—	—	—	—
0.75% debentures due 2018	—	—	—	—	—
Non-GAAP weighted-average shares[1]	140,926	140,212	139,448	140,569	139,175

GAAP net loss per diluted share	$(3.17)	$(0.83)	$(0.65)	$(4.01)	$(2.23)
Non-GAAP net income (loss) per diluted share	$(0.01)	$(0.20)	$(0.35)	$(0.21)	$(0.72)

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
GAAP net loss attributable to stockholders	$(447,117)	$(115,974)	$(90,515)	$(563,091)	$(310,241)
Adjustments based on IFRS:
8point3	(8,308)	(177)	(1,691)	(8,485)	76,007
Utility and power plant projects	(569)	(268)	3,147	(837)	45,838
Sale-leaseback transactions	4,187	1,373	(38)	5,560	(1,747)
Other adjustments:
Impairment of property, plant and equipment	369,168	—	—	369,168	—
Impairment of residential lease assets	50,360	45,139	—	95,499	—
Cost of above-market polysilicon	16,669	18,700	21,826	35,369	51,641
Stock-based compensation expense	6,643	8,758	8,606	15,401	15,981
Amortization of intangible assets	2,443	2,492	4,227	4,935	7,253
Depreciation of idle equipment	—	721	—	721	—
Non-cash interest expense	23	22	35	45	70
Restructuring expense	3,504	11,177	4,969	14,681	14,759
IPO-related costs	—	—	(196)	—	(82)
Cash interest expense, net of interest income	21,509	20,165	19,886	41,674	38,415
Provision for (benefit from) income taxes	3,081	2,628	2,353	5,709	4,384
Depreciation	36,983	37,576	40,917	74,559	79,849
Adjusted EBITDA	$58,576	$32,332	$13,526	$90,908	$22,127

Q3 2018 and FY 2018 GUIDANCE

(in thousands except percentages)	Q3 2018	FY 2018
Revenue (GAAP)	$425,000-$475,000	$1,600,000-$2,000,000
Revenue (non-GAAP)[1]	$450,000-$500,000	$1,800,000-$2,200,000
Gross margin (GAAP)	(1)% - 1%	N/A
Gross margin (non-GAAP)[2]	6%-8%	N/A
Net loss (GAAP)	$195,000-$215,000	$830,000-$860,000
Adjusted EBITDA[3]	$(10,000)-$10,000	$95,000-$125,000

1.
Estimated non-GAAP amounts above for Q3 2018 include net adjustments that increase revenue by approximately $25 million related to sale-leaseback transactions. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that increase (decrease) revenue by approximately $210 million related to sale-leaseback transactions, $(8) million related to 8point3 tax indemnifications and $(2) million related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q3 2018 include net adjustments that increase (decrease) gross margin by approximately $2 million related to sale-leaseback transactions, $31 million related to cost of above-market polysilicon, $(4) million related to impairment of lease assets, $2 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets.

3.
Estimated Adjusted EBITDA amounts above for Q3 2018 include net adjustments that decrease net loss by approximately $5 million related to sale-leaseback transactions, $31 million related to cost of above-market polysilicon, $97 million related to impairment of lease assets, $7 million related to stock-based compensation expense, $26 million related to depreciation, $3 million related to amortization of intangible assets, $7 million related to restructuring, $24 million related to interest expense, and $5 million related to income taxes. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that decrease (increase) net loss by approximately $14 million related to sale-leaseback transactions, $(8) million related to 8point3 tax indemnifications, $(2) million related to utility and power plant projects, $364 million related to impairment of property, plant and equipment, $105 million related to cost of above-market polysilicon, $190 million related to impairment of lease assets, $32 million related to stock-based compensation expense, $110 million related to depreciation, $11 million related to amortization of intangible assets, $27 million related to restructuring, $93 million related to interest expense, and $19 million related to income taxes.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	July 1, 2018
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$205,181	$127,872	$116,044	$(49,270)	(24.0)%	$(101,141)	(79.1)%	$(159,804)	(137.7)%								$(447,117)
Adjustments based on IFRS:
8point3	—	(2,149)	(6,188)	—		(2,149)		(6,188)		—	—	—	—	—	29	—	(8,308)
Utility and power plant projects	—	(82)	(1,219)	—		(319)		(250)		—	—	—	—	—	—	—	(569)
Sale-leaseback transactions	—	7,695	—	—		(398)		39		—	—	—	4,546	—	—	—	4,187
Other adjustments:
Impairment of property, plant and equipment	—	—	—	92,543		103,759		158,804		12,832	1,230	—	—	—	—	—	369,168
Impairment of residential lease assets	—	—	—	(4,151)		—		—		—	68,269	—	—	—	—	(13,758)	50,360
Cost of above-market polysilicon	—	—	—	4,276		7,043		5,350		—	—	—	—	—	—	—	16,669
Stock-based compensation expense	—	—	—	471		570		586		1,054	3,962	—	—	—	—	—	6,643
Amortization of intangible assets	—	—	—	922		698		823		—	—	—	—	—		—	2,443
Non-cash interest expense	—	—	—	—		—		—		3	20	—	—	—	—	—	23
Restructuring expense	—	—	—	—		—		—		—	—	3,504	—	—	—	—	3,504
Tax effect	—	—	—	—		—		—		—	—	—	—	1,072	—	—	1,072
Non-GAAP	$205,181	$133,336	$108,637	$44,791	21.8%	$8,063	6.0%	$(640)	(0.6)%								$(1,925)

	April 1, 2018
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$169,432	$123,336	$99,120	$28,042	16.6%	$5,313	4.3%	$(23,107)	(23.3)%								$(115,974)
Adjustments based on IFRS:
8point3	—	—	—	—		—		—		—	—	—	—	—	(177)	—	(177)
Utility and power plant projects	—	(643)	(1,400)	—		(450)		182		—	—	—	—	—	—	—	(268)
Sale-leaseback transactions	—	9,103	—	—		(2,920)		(119)		—	—	—	4,412	—	—	—	1,373
Other adjustments:
Impairment of residential lease assets	—	—	—	(3,853)		—		—		—	49,092	—	—	—	—	(100)	45,139
Cost of above-market polysilicon	—	—	—	5,802		5,057		7,841		—	—	—	—	—	—	—	18,700
Stock-based compensation expense	—	—	—	195		383		479		2,946	4,755	—	—	—	—	—	8,758
Amortization of intangible assets	—	—	—	1,047		735		710		—	—	—	—	—		—	2,492
Depreciation of idle equipment	—	—	—	224		216		281		—	—	—	—	—	—	—	721
Non-cash interest expense	—	—	—	—		—		—		3	19	—	—	—	—	—	22
Restructuring expense	—	—	—	—		—		—		—	—	11,177	—	—	—	—	11,177
Tax effect	—	—	—	—		—		—		—	—	—	—	(170)	—	—	(170)
Non-GAAP	$169,432	$131,796	$97,720	$31,457	18.6%	$8,334	6.3%	$(13,733)	(14.1)%								$(28,207)

	July 2, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP (As Reported)	$157,125	$100,105	$80,216	$26,138	16.6%	$2,575	2.6%	$(13,478)	(16.8)%							$(93,760)
Adoption of ASC 606	(1,319)	(8,279)	133	(475)		635		772		—	—	—	925	—	1,388	3,245
GAAP (As Adjusted)	$155,806	$91,826	$80,349	$25,663	16.5%	$3,210	3.5%	$(12,706)	(15.8)%							$(90,515)
Adjustments based on IFRS:
8point3	—	9,748	(1,622)	(2)		255		(1,084)		—	—	—	—	—	(860)	(1,691)
Utility and power plant projects	—	328	1,123	—		328		2,819		—	—	—	—	—	—	3,147
Sale-leaseback transactions	—	3,927	—	—		(2,225)		(45)		—	—	—	2,232	—	—	(38)
Other adjustments:
Stock-based compensation expense	—	—	—	314		293		445		1,036	6,518	—	—	—	—	8,606
Amortization of intangible assets	—	—	—	870		672		1,025		1,201	459	—	—	—	—	4,227
Non-cash interest expense	—	—	—	2		2		6		4	21	—	—	—	—	35
Restructuring expense	—	—	—	—		—		—		—	—	4,969	—	—	—	4,969
IPO-related costs	—	—	—	—		—		—		—	(196)	—	—	—	—	(196)
Cost of above-market polysilicon	—	—	—	4,731		5,000		12,095		—	—	—	—	—	—	21,826
Tax effect	—	—	—	—		—		—		—	—	—	—	350	—	350
Non-GAAP	$155,806	$105,829	$79,850	$31,578	20.3%	$7,535	7.1%	$2,555	3.2%							$(49,280)

SIX MONTHS ENDED

	July 1, 2018
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$374,613	$251,208	$215,164	$(21,228)	(5.7)%	$(95,828)	(38.1)%	$(182,911)	(85.0)%								$(563,091)
Adjustments based on IFRS:
8point3	—	(2,149)	(6,188)	—		(2,149)		(6,188)		—	—	—	—	—	(148)	—	(8,485)
Utility and power plant projects	—	(725)	(2,619)	—		(769)		(68)		—	—	—	—	—	—	—	(837)
Sale-leaseback transactions	—	16,798	—	—		(3,318)		(80)		—	—	—	8,958	—	—	—	5,560
Other adjustments:
Impairment of property, plant and equipment	—	—	—	92,543		103,759		158,804		12,832	1,230	—	—	—	—	—	369,168
Impairment of residential lease assets	—	—	—	(8,004)		—		—		—	117,361	—	—	—	—	(13,858)	95,499
Cost of above-market polysilicon	—	—	—	10,078		12,100		13,191		—	—	—	—	—	—	—	35,369
Stock-based compensation expense	—	—	—	666		953		1,065		4,000	8,717	—	—	—	—	—	15,401
Amortization of intangible assets	—	—	—	1,969		1,433		1,533		—	—	—	—	—	—	—	4,935
Depreciation of idle equipment	—	—	—	224		216		281		—	—	—	—	—	—	—	721
Non-cash interest expense	—	—	—	—		—		—		6	39	—	—	—	—	—	45
Restructuring expense	—	—	—	—		—		—		—	—	14,681	—	—	—	—	14,681
Tax effect	—	—	—	—		—		—		—	—	—	—	902	—	—	902
Non-GAAP	$374,613	$265,132	$206,357	$76,248	20.4%	$16,397	6.2%	$(14,373)	(7.0)%								$(30,132)

	July 2, 2017
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP (As Reported)	$293,156	$208,368	$234,998	$41,412	14.1%	$209	0.1%	$(57,318)	(24.4)%							$(228,239)
Adoption of ASC 606	(2,656)	(11,096)	(65,694)	(975)		2,847		(15,592)		—	—	—	(71,106)	—	2,824	(82,002)
GAAP (As Adjusted)	$290,500	$197,272	$169,304	$40,437	13.9%	$3,056	1.5%	$(72,910)	(43.1)%							$(310,241)
Adjustments based on IFRS:
8point3	—	15,232	(1,588)	(5)		(264)		(238)		—	—	—	77,964	—	(1,450)	76,007
Utility and power plant projects	—	328	42,519	—		328		45,510		—	—	—	—	—	—	45,838
Sale-leaseback transactions	—	26,968	30,437	—		(4,890)		(524)		—	—	—	3,667	—	—	(1,747)
Other adjustments:
Cost of above-market polysilicon	—	—	—	9,082		12,132		30,427		—	—	—	—	—	—	51,641
Stock-based compensation expense	—	—	—	524		542		1,170		2,564	11,181	—	—	—	—	15,981
Amortization of intangible assets	—	—	—	2,084		1,508		1,542		1,201	918	—	—	—		7,253
Non-cash interest expense	—	—	—	6		5		9		8	42	—	—	—	—	70
Restructuring expense	—	—	—	—		—		—		—	—	14,759	—	—	—	14,759
IPO-related costs											(82)	—				(82)
Tax effect	—	—	—	—		—		—		—	—	—	—	863	—	863
Non-GAAP	$290,500	$239,800	$240,672	$52,128	17.9%	$12,417	5.2%	$4,986	2.1%							$(99,658)